Exhibit 2.1a

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment (this “Amendment”) to the Asset Purchase Agreement between Charter Communications VI, LLC, The Helicon Group, L.P., Interlink Communications Partners, LLC, Charter Communications, LLC, Hornell Television Service, Inc. (collectively, the “Sellers” and each individually, a “Seller”), Charter Communications Holdings, LLC (“Parent”) and Atlantic Broadband Finance, LLC (“Buyer”) is entered into as of October 31, 2003.

WHEREAS, Sellers and Buyer are parties to an Asset Purchase Agreement, dated as of September 3, 2003 (the “Purchase Agreement”) and wish to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree and acknowledge that the Purchase Agreement shall be amended as follows:

1. The second sentence of Section 6.16 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“Sellers and Buyer will negotiate in good faith to reach agreement on or before December 31, 2003 to enter into a transition services agreement (the “Transition Services Agreement”), pursuant to which Sellers will provide the Transition Services and any other services agreed to by the parties.”

2. The Purchase Agreement is amended only as expressly provided in this Amendment and shall otherwise remain in full force and effect. This Amendment may be executed in counterparts, which together shall constitute the executed original. This Amendment shall be governed by and construed and enforced in accordance with the laws (without giving effect to laws governing the principles of conflicts of law) of the State of Delaware.

[END OF PAGE. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Amendment has been executed by Sellers and Buyer as of the date first above written.

SELLERS:

CHARTER COMMUNICATIONS VI, LLC

By:	/S/ CURTIS S. SHAW
Name: Curtis S. Shaw
Title: Senior Vice President

THE HELICON GROUP, L.P.

By: Charter Helicon, LLC its general partner

By:	/S/ CURTIS S. SHAW
Name: Curtis S. Shaw
Title: Senior Vice President

HORNELL TELEVISION SERVICE, INC.

By:	/S/ CURTIS S. SHAW
Name: Curtis S. Shaw
Title: Senior Vice President

CHARTER COMMUNICATIONS, LLC

By:	/S/ CURTIS S. SHAW
Name: Curtis S. Shaw
Title: Senior Vice President

INTERLINK COMMUNICATIONS PARTNERS, LLC

By:	/S/ CURTIS S. SHAW
Name: Curtis S. Shaw
Title: Senior Vice President

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:	/S/ CURTIS S. SHAW
Name: Curtis S. Shaw
Title: Senior Vice President

BUYER:

ATLANTIC BROADBAND FINANCE, LLC

By:	/S/ JAY GROSSMAN
Name: Jay Grossman
Title: Vice President